UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 1, 2006
AmREIT

(Exact Name of Registrant as Specified in Its Charter)
Texas

(State or Other Jurisdiction of Incorporation)

0-28378	76-0410050

(Commission File Number)	(IRS Employer Identification No.)

8 Greenway Plaza, Suite 1000, Houston, Texas	77046

(Address of Principal Executive Offices)	(Zip Code)
(713) 850-1400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On November 1, 2006, AmREIT (the “Company”) and H. Kerr Taylor, the Company’s Chief Executive Officer, and President, Chad C. Braun, the Company’s Executive Vice President and Chief Financial Officer, and Tenel H. Tayar, the Company’s Managing Vice President — Real Estate, entered into employment agreements, dated as of November 1, 2006. The following summaries are qualified in their entirety by the full text of the employment agreements, which are attached hereto as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference.
Each employment agreement is for a term ending on December 31, 2007 and automatically renews for one year terms unless notice of non-renewal is given by either party at least 90 days prior to the expiration of the renewal term or the agreement is otherwise terminated pursuant to its provisions.
Each employment agreement provides that, in the event of a termination without cause or a resignation for good reason the executive will receive a severance payment equal to one times the executive’s annual salary (based on the executive’s monthly salary on the date of termination) and one times the executive’s annual bonus (computed on the average of the last three years’ bonus). In the event of a change of control of the Company and the termination of the executive’s employment within a period beginning six months prior to the change of control and ending on the first anniversary of the change in control, without cause or for good reason, then (i) Mr. Taylor shall receive a severance payment equal to 2.0 times his annual salary (determined as described above), and 2.0 times his annual bonus (determined as described above, (ii) Mr. Braun shall receive 1.5 times his annual salary (determined as described above) and 1.5 times his annual bonus (determined as discussed above) and (iii) Mr. Tayar shall receive one times his annual bonus (determined as described above) and one times his annual bonus (determined as described above).
The employment agreements contain a non-competition agreement which generally prohibits the executive from competing with the Company, while he is employed by the Company and for a period of one year after termination for cause or a voluntary termination by the executive. The employment agreements also contain a confidentiality provision that prohibits the executive from disclosing the Company’s confidential information except under limited circumstances. The employment agreements also contain a non-solicitation agreement which generally prohibits the executive from inducing others to misuse the Company’s confidential information or from offering or aiding others in offering employment to the Company’s employees while he is employed by the Company and for a period of one year after termination.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Title
10.1	Employment Agreement with H. Kerr Taylor, dated as of November 1, 2006.
10.2	Employment Agreement with Chad C. Braun dated as of November 1, 2006.
10.3	Employment Agreement with Tenel H. Tayar, dated as of November 1, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 3, 2006

AmREIT
By:	/s/ Chad C. Braun
Chad C. Braun
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Title
10.1	Employment Agreement with H. Kerr Taylor, dated as of November 1, 2006.
10.2	Employment Agreement with Chad C. Braun dated as of November 1, 2006.
10.3	Employment Agreement with Tenel H. Tayar, dated as of November 1, 2006.